UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2016

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street High Point, North Carolina	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

Stanley Furniture, Inc. (the “Company”) announced today that its Board of Directors has engaged Stephens Inc. as financial advisor in connection with the consideration of potential strategic and capital allocation opportunities being undertaken by the previously established Special Committee including potential acquisition transactions to enhance product offerings and expanded distribution channels, leveraging on the strength of the Company’s balance sheet including its net operating loss carryforwards.  The Special Committee consists of John D. Lapey, Jeffrey S. Gilliam, Michael P. Haley and Justyn Putnam, with Mr. Putnam as Chair.

The Company has not made a decision to pursue any particular transaction, and there can be no assurance that the consideration of potential opportunities by the Special Committee will result in any transaction being pursued or completed.  The Company has not set a timetable for completion of the consideration process, and it does not expect to comment further unless and until its Board of Directors has approved a specific transaction, or it otherwise deems further disclosure appropriate or required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

   STANLEY FURNITURE COMPANY, INC.

Date: June 16, 2016	By:	/s/Anita W. Wimmer
Anita W. Wimmer
Vice President of Finance
(Principal Financial and Accounting
Officer)